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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         CLICKSOFTWARE TECHNOLOGIES LTD.
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             (Exact name of registrant as specified in its charter)

               ISRAEL                                                N/A
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(State of incorporation or organization)                       (I.R.S. Employer
                                                             Identification No.)

 34 HABARZEL STREET, TEL AVIV, ISRAEL                                N/A
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(Address of principal executive offices)                         (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


                                      NONE
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Securities to be registered pursuant to Section 12(g) of the Act:

                  ORDINARY SHARES, PAR VALUE NIS 0.02 PER SHARE
                  ---------------------------------------------
                                (Title of class)

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Item 1. Description of Registrant's Securities to be Registered

     ClickSoftware Technologies Ltd. incorporates by reference the description of its securities to be registered hereunder contained under the headings "Description of Share Capital," "Shares Eligible for Future Sale" and "United States Federal Income Tax Considerations" contained in the Registrant's Registration Statement on Form S-1 (File Number 333-30274) (the "S-1 Registration Statement").

Item 2. Exhibits

     The following exhibits are filed as a part of this registration statement:

     1.1*     Specimen of Ordinary Share Certificate.
     1.2*     Articles of Association of Registrant.
     1.3*     Form of Articles of Association of Registrant to be filed
              upon closing of the Registrant's initial public offering.
     1.4*     Fourth Amended and Restated Registration Rights Agreement
              between the Registrant and certain of its shareholders, dated
              December 15, 1999.

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*    Incorporated by reference to Exhibits 4.1, 3.1, 3.2 and 4.2 respectively to the S-1 Registration Statement.

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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: June 16, 2000                    CLICKSOFTWARE  TECHNOLOGIES LTD.


                                       By: /s/ Shimon M. Rojany
                                           ----------------------------
                                           Shimon M. Rojany
                                           Chief Financial Officer